Exhibit 5.A-2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

SKADDEN ARPS LAW OFFICE

SKADDEN ARPS FOREIGN LAW OFFICE

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April 10, 2024

Mr. SUZUKI Shunichi

Minister of Finance

Tokyo, Japan

Mr. HAYASHI Nobumitsu

Japan Bank for International Cooperation

Tokyo, Japan

Re:	U.S.$1,000,000,000 4.625% Guaranteed Bonds Due April 17, 2034

Issued by Japan Bank for International Cooperation

Ladies and Gentlemen:

We have participated as special United States counsel to the underwriters named in Schedule II (the “Underwriters” or “Our Client”) to the underwriting agreement (the “Underwriting Agreement”), a copy of which is being filed as Exhibit 5.C to Amendment No. 3 to the Annual Report of Japan Bank for International Cooperation (the “Issuer”) on Form 18-K/A for the fiscal year ended March 31, 2023 (the “Amendment”), in the preparation of certain documents, including the Prospectus Supplement (as defined below), relating to the sale by the Issuer to the Underwriters of U.S.$1,000,000,000 aggregate principal amount of the Issuer’s 4.625% Guaranteed Bonds Due April 17, 2034 (the “Bonds”) to be issued under the Fiscal Agency Agreement, dated as of April 9, 2024 (New York City time) / April 10, 2024 (Tokyo time) (the “Fiscal Agency Agreement”), among the Issuer, Japan (the “Guarantor”), MUFG Bank, Ltd., London Branch, as Fiscal Agent, Registrar, Principal Paying Agent and Transfer Agent (the “Fiscal Agent”), and U.S. Bank Trust Company, National Association, as U.S. Representative of the Fiscal Agent. The Fiscal Agency Agreement provides that the Bonds are to be guaranteed (the “Guarantees” (as defined below) and, together with the Bonds, the “Securities”) by the Guarantor.

Neither the delivery of this opinion nor anything in connection with the preparation, execution or delivery of the Transaction Documents (as defined below) or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement of the Issuer and the Guarantor (File No. 333-250107) relating to the Securities and the Guarantees and other securities as filed with the United States Securities and Exchange Commission (the “Commission”) on November 16, 2020, under Schedule B of the United States Securities Act of 1933 (the “Securities Act”), allowing for delayed offerings pursuant to Releases No. 33-6240 and 33-6424 under the Securities Act, and Pre-Effective Amendment No. 1 thereto, and the Notice of Effectiveness of the Commission posted on its website on January 5, 2021 (such registration statement, as so amended, including the Incorporated Documents (as defined below) being hereinafter referred to as the “Registration Statement”);

(b) the SEC No-Action Letter, dated August 3, 1994 regarding Japan, the Japan Development Bank, the Export-Import Bank of Japan (to which the Issuer is the successor), Japan Finance Corporation for Municipal Enterprises, and the Metropolis of Tokyo;

(c) the prospectus, dated January 5, 2021 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(d) the preliminary prospectus supplement, dated April 8, 2024 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”) relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”);

(e) the prospectus supplement, dated April 9, 2024 (the “Prospectus Supplement,” and together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(f) the annual report of the Issuer on Form 18-K for the fiscal year ended March 31, 2023, filed by the Issuer with the Commission on August 7, 2023, pursuant to the United States Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference into the Registration Statement (the “Issuer Annual Report”);

(g) (i) the amendment to the Issuer Annual Report filed by the Issuer with the Commission on October 12, 2023, pursuant to the Exchange Act and incorporated by reference into the Registration Statement and (ii) the amendment to the Issuer Annual Report filed by the Issuer with the Commission on January 18, 2024, pursuant to the Exchange Act and incorporated by reference into the Registration Statement (collectively, the “Issuer Annual Report Amendments”);

(h) the annual report of the Guarantor on Form 18-K for the fiscal year ended March 31, 2023, filed by the Guarantor with the Commission on August 7, 2023 and Amendment No. 1 to the annual report of the Guarantor on Form 18-K/A, filed by the Guarantor with Commission on September 22, 2023, in each case pursuant to the Exchange Act and incorporated by reference into the Registration Statement (together with the Issuer Annual Report and the Issuer Annual Report Amendments, the “Incorporated Documents”);

(i) an executed copy of the Underwriting Agreement;

(j) an executed copy of the Fiscal Agency Agreement;

(k) the global certificates evidencing the Bonds, executed by the Issuer and registered in the name of Cede & Co. (the “Bond Certificates”), delivered by the Issuer to the Fiscal Agent for authentication and delivery;

(l) each notation of guarantee (the “Guarantees”) of the Guarantor, endorsed on the Bond Certificates; and

(m) the term sheet relating to the Securities filed by the Issuer with the Commission as a free writing prospectus on April 9, 2024.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and the Guarantor and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuer and the Guarantor and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuer and the Guarantor and others and of public officials, including the factual representations and warranties contained in the Transaction Documents.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (“Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

The Underwriting Agreement, the Bond Certificates, the Guarantees and the Fiscal Agency Agreement are referred to herein collectively as the “Transaction Documents.” As used herein, “New York Court” means each United States federal court and New York state court located in the Borough of Manhattan in the City of New York.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. When the Bond Certificates are duly authenticated by the Fiscal Agent and issued and delivered by the Issuer against payment therefor in accordance with the terms of the Underwriting Agreement and the Fiscal Agency Agreement, the Bond Certificates will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Fiscal Agency Agreement and enforceable against the Issuer in accordance with their terms under the laws of the State of New York.

2. When the Bond Certificates are duly authenticated by the Fiscal Agent and issued and delivered by the Issuer against payment therefor in accordance with the terms of the Underwriting Agreement and the Fiscal Agency Agreement, the Guarantees will constitute valid and binding obligations of the Guarantor under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Documents;

(c) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Documents, enforceable against such party in accordance with its terms;

(e) the opinions stated herein are limited to the agreements and documents specifically identified herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto);

(f) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitation;

(g) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Document from a court judgment in another currency;

(h) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(i) we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(j) we call to your attention that the Issuer has not waived immunity from attachment or execution under the United States Foreign Sovereign Immunities Act and that enforcement of any judgment of a New York Court (i) against assets of the Issuer located in the United States may be subject to the limitations imposed by the United States Foreign Sovereign Immunities Act, and (ii) may be subject to governmental actions or laws of jurisdictions other than those with respect to which we express our opinions or principles of comity;

(k) we call to your attention that the Guarantor has not waived immunity from jurisdiction or attachment or execution under the United States Foreign Sovereign Immunities Act and that enforcement of the Transaction Documents to which it is a party in a New York Court may be subject to (i) the limitations imposed by the United States Foreign Sovereign Immunities Act, and (ii) governmental actions or laws of jurisdictions other than those with respect to which we express our opinions or principles of comity;

(l) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law Sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(m) we call to your attention that under Section 5-1402 of the New York General Obligations Law an action may be maintained by or against a foreign corporation, a non-resident or a foreign state only if the action or proceeding arises out of or relates to a contract, agreement or undertaking and accordingly we do not express any opinion to the extent any provision of the Transaction Documents extends to any dispute not arising out of or relating to the contractual relationship, whether in tort, equity or otherwise;

(n) we call to your attention that we do not express any opinion if and to the extent the Chief Representative of the Representative Office in New York of the Issuer or the U.S. Representative of the Fiscal Agent shall resign its appointment; further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(o) we have assumed that service of process will be effected in accordance with the laws and procedures applicable in the state or federal court in New York in which the action is filed at the time such service is effected;

(p) we call to your attention that pursuant to Section 17 of the Underwriting Agreement (the “UK Bail-In Clause”) the parties have agreed that, notwithstanding any other provisions of the Underwriting Agreement, the terms of the Underwriting Agreement may be unilaterally modified, repudiated or terminated in the future by the relevant U.K. resolution authority and we do not express any opinion with respect to the enforceability of the UK Bail-In Clause or the effect of any such future actions on the opinions in paragraphs 1 and 2 above; and

(q) this opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give, and United States lawyers who regularly advise opinion recipients regarding, opinions in transactions of this type.

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Issuer (i) is a validly existing joint stock corporation under the laws of Japan, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b) the Guarantor (i) has requisite legal status and legal capacity under the laws of Japan and (ii) has complied and will comply with all aspects of the laws of Japan in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(c) the Issuer has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(d) the Guarantor has the power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(e) each of the Transaction Documents has been duly authorized, executed and delivered by all requisite corporate action on the part of the Issuer;

(f) each of the Transaction Documents has been duly authorized, executed and delivered by all requisite action on the part of the Guarantor;

(g) neither the execution and delivery by each of the Issuer and the Guarantor, as applicable, of the Transaction Documents nor the performance by each of the Issuer and the Guarantor, as applicable, of its obligations under the Transaction Documents to which it is a party: (i) conflicts or will conflict with the organizational documents of the Issuer, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Issuer or the Guarantor or their respective property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Issuer or the Guarantor or their respective property is subject, or (iv) violates or will violate any law, rule or regulation to which the Issuer or the Guarantor or their respective property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law); and

(h) neither the execution and delivery by the Issuer and the Guarantor, as applicable, of the Transaction Documents nor the enforceability of the Transaction Documents to which the Issuer or the Guarantor is a party requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Amendment. We also hereby consent to the reference to our firm under the heading “Validity of the Securities” in the Prospectus Supplement forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

KPT